UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 7, 2009

Facet Biotech Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34154	26-3070657
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1500 Seaport Boulevard
Redwood City, California 94063
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(650) 454-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On December 7, 2009, Facet Biotech Corporation (the “Company”) issued (i) a joint press release with Bristol-Myers Squibb Company announcing the presentation of phase 1/2 interim data for elotuzumab in patients with relapsed multiple myeloma (the “Elotuzumab Release”) and (ii) a joint press release with Trubion Pharmaceuticals, Inc. announcing the presentation of data from a phase 1 study of TRU-016 in patients with relapsed and refractory chronic lymphocytic leukemia (the “TRU-016 Release”).  The Elotuzumab Release and TRU-016 Release are furnished as Exhibits 99.1 and 99.2, respectively, to this report.  The information contained in the Elotuzumab Release and TRU-016 Release speaks only as of the date thereof and Facet does not assume any obligation to correct or update this information in the future, except as required by law.

The Company is furnishing the information in this Current Report on Form 8-K and in Exhibits 99.1 and 99.2 to comply with Regulation FD.  Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
99.1

Joint Press Release of Facet Biotech Corporation and Bristol-Myers Squibb Company, dated December 7, 2009, regarding the presentation of phase 1/2 interim data for elotuzumab in patients with relapsed multiple myeloma

99.2

Joint Press Release of Facet Biotech Corporation and Trubion Pharmaceuticals, Inc., dated December 7, 2009, regarding the presentation of data from a phase 1 study of TRU-016 in patients with relapsed and refractory chronic lymphocytic leukemia

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2009	Facet Biotech Corporation

	By:	/s/ Francis Sarena
Francis Sarena
Vice President, General Counsel and Secretary